UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                Date of Report (date of earliest event reported):

                               September 13, 2004



                        AMERICAN CAMPUS COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)



           Maryland                001-32265                      76-0753089
       ----------------           -----------                    -----------
(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)            File Number)               Identification No.)


              805 Las Cimas Parkway, Suite 400, Austin, Texas 78746
              -----------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 512-732-1000
                                                            ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On September 13, 2004, American Campus Communities, Inc., a Maryland corporation (the "Company"), issued a press release announcing that the underwriters of its recently completed initial public offering of common stock have exercised their option and indicated that they will purchase an additional 515,000 shares of common stock from the Company out of a total over-allotment option of 1.815 million shares. The Company expects to receive approximately $8.4 million in net proceeds from the sale of these shares after deducting the underwriting discount. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Exhibits:

          99.1 Press Release dated September 13, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 14, 2004                AMERICAN CAMPUS COMMUNITIES, INC.

                                        By: /s/ William C. Bayless, Jr.
                                            ------------------------------
                                        William C. Bayless, Jr.
                                        President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.       Description

99.1              Press Release dated September 13, 2004.